EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of 1st Constitution Bancorp of our reports dated March 22, 2013, relating to the consolidated financial statements of Rumson-Fair Haven Bank & Trust Company, which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ParenteBeard LLC

Clark, New Jersey

October 22, 2013